   EXHIBIT 99.1

          News Release

            Linda McNeill, Investor Relations
            (713) 267-7622

BRISTOW GROUP REPORTS FISCAL 2009 THIRD QUARTER FINANCIAL RESULTS

HOUSTON, February 4, 2009 – Bristow Group Inc. (NYSE: BRS) today reported financial results for the three months ended December 31, 2008, which is the Company’s fiscal 2009 third quarter.

Highlights include:

For the December 2008 quarter:

▪
Revenue increased 8% versus the December 2007 quarter to $283.0 million.  Revenue gains occurred across most of our business units, but most significantly in our Europe, Latin America and West Africa business units.  Revenue gains were driven in large part by increases in rates, the addition of new aircraft and the consolidation of Norsk Helikopters AS (“Norsk”), our Norwegian affiliate, effective October 31, 2008.

▪	Operating income increased 101% to $73.7 million from $36.7 million in the December 2007 quarter.

▪	Income from continuing operations increased 82% to $47.6 million from $26.2 million in the December 2007 quarter.

▪	Diluted earnings per share from continuing operations increased to $1.34 from $0.86 in the December 2007 quarter.

▪	The largest factors affecting operating results for the December 2008 quarter include the following items:

─
The gain on the sale of 53 small aircraft, related inventory, spare parts and offshore fuel equipment in the U.S. Gulf of Mexico (the “GOM Asset Sale”) on October 30, 2008, which increased operating income by $37.8 million, income from continuing operations by $24.4 million and diluted earnings per share by $0.69.

─
The strengthening U.S. Dollar and resulting changes in foreign currency exchange rates during the December 2008 quarter, which decreased operating income by $2.3 million, income from continuing operations by $2.5 million and diluted earnings per share by $0.07.

─
A decrease in our overall effective tax rate to 25.1% for the December 2008 quarter resulting from a $2.6 million benefit related to tax elections filed in the December 2008 quarter as part of an internal reorganization and the resolution of $1.4 million in uncertain tax positions, which increased income from continuing operations by $4.0 million and diluted earnings per share by $0.11.  Excluding these benefits, as well as the impact of the taxes associated with the GOM Asset Sale, our overall effective tax rate for the December 2008 quarter was 25.5%.

▪
Excluding the items discussed above, diluted earnings per share would have been $0.61 in the December 2008 quarter.  Additionally, as a result of shares issued in our June 2008 equity offering and private placement, diluted earnings per share in the December 2008 quarter was further reduced by $0.21.

For the nine months ended December 31, 2008:

▪
Revenue increased 14% versus the nine months ended December 31, 2007 to $858.8 million.  Revenue gains occurred across all of our business units, but most significantly in our Europe, Southeast Asia, West Africa and U.S. Gulf of Mexico business units.  Revenue gains were driven in large part by increases in rates, the addition of new aircraft and the consolidation of Norsk.

▪	Operating income increased 26% to $145.7 million from $115.3 million for the nine months ended December 31, 2007.

▪	Income from continuing operations increased 21% to $98.3 million from $81.5 million for the nine months ended December 31, 2007.

▪	Diluted earnings per share from continuing operations increased to $2.87 from $2.68 for the nine months ended December 31, 2007.

▪	The largest factors affecting operating results for the nine months ended December 31, 2008 were:

─	The gain on the GOM Asset Sale, which increased operating income by $37.8 million, income from continuing operations by $24.4 million and diluted earnings per share by $0.71.

─
The strengthening U.S. dollar and resulting changes in foreign currency exchange rates during the nine months ended December 31, 2008, which decreased operating income by $6.0 million, income from continuing operations by $2.5 million and diluted earnings per share by $0.07.

─
Hurricanes in the U.S. Gulf of Mexico during the nine months ended December 31, 2008, which resulted in a decrease in flight activity and an increase in costs, reducing operating income by $2.1 million, income from continuing operations by $1.8 million and diluted earnings per share by $0.05.

─
Expense recognized in the nine months ended December 31, 2008 for a bad debt provision of $1.3 million in Europe and revenue recognized in the nine months ended December 31, 2008 related to contractual rate escalations and retroactive rate adjustments applicable to services performed in prior periods in Europe of $3.4 million and Russia, a part of our Other International business unit, of $1.2 million.  Combined, these items increased operating income by $3.3 million, income from continuing operations by $2.3 million and diluted earnings per share by $0.07.

─
Decreases in operating results in Australia, part of our Southeast Asia business unit, which resulted in a reduction in operating income by $10.4 million, income from continuing operations by $7.4 million and diluted earnings per share by $0.22.

─
The restructuring of our ownership interests in affiliates in Mexico, part of our Latin America business unit, which resulted in several changes effective April 1, 2008, which increased operating income by $0.8 million, income from continuing operations by $3.7 million and diluted earnings per share by $0.11.

─
A decrease in our overall effective tax rate to 26.9% for the nine months ended December 31, 2008 resulting from a $2.6 million benefit related to tax elections filed in the December 2008 quarter as part of an internal reorganization and the resolution of $2.1 million in uncertain tax positions, which increased income from continuing operations by $4.7 million and diluted earnings per share by $0.14.  Excluding these benefits, as well as the impact of the taxes associated with the GOM Asset Sale, our overall effective tax rate for the nine months ended December 31, 2008 was 28.5%.

▪
Excluding the items discussed above, diluted earnings per share would have been $2.17 in the nine months ended December 31, 2008.  Additionally, as a result of shares issued in our June 2008 equity offering and private placement, diluted earnings per share in the nine months ended December 31, 2008 was further reduced by $0.35.

▪	Financial results for the nine months ended December 31, 2007 included:

─	A reversal of accrued costs of $1.0 million associated with the settlement of the U.S. Securities and Exchange Commission investigation.

─	The reversal of $5.4 million in sales tax contingency in Nigeria.

─	$2.0 million of contractual rate escalations on services performed in prior periods under contracts with our customers in Europe.

─	A $1.8 million impairment charge related to inventory in EH Centralized Operations.

─
These items collectively increased operating income by $6.6 million, income from continuing operations by $4.4 million and diluted earnings per share by $0.14 during the nine months ended December 31, 2007.

Capital and Liquidity

▪	At December 31, 2008 we continued to have a strong balance sheet, which allows us the financial flexibility to take advantage of growth opportunities:

-	$1.2 billion in stockholders’ investment and $747.3 million of indebtedness

-	$364.7 million in cash and $100 million undrawn revolving credit facility

-	Aircraft purchase commitments totaled $298.4 million for 31 aircraft, with options totaling $803.1 million for 47 aircraft

▪	During the nine months ended December 31, 2008, we generated strong cash flows, including:

-	$104 million of cash from operating activities

-	$87 million of proceeds from sales of assets, including the GOM Asset Sale

-	$336 million in net proceeds from the sale of convertible senior notes and common stock

-	We used $388 million for capital expenditures – primarily for aircraft – and $16 million for acquisitions

CEO Remarks

“During our third fiscal quarter we continued to experience good growth in activity and revenue, particularly in Mexico, Brazil, Nigeria and the North Sea.  This was driven by improved pricing and the continued upgrade of our fleet to larger, more efficient and more profitable aircraft,” said William E. Chiles, President and Chief Executive Officer of Bristow Group Inc.

“Looking ahead, we know that Bristow will not be completely immune to the impact of declining commodity prices on E&P spending, but we do not expect to be as affected as other oil service companies. Although some of the demand for our services has softened and may continue to do so, our production focus, global critical mass of the largest fleet of helicopters and geographic and customer diversity should help us weather the cycle.  We also continue to apply pricing and investment discipline.

“Our $465 million of cash and unused credit lines provides financial strength as we weather this uncertain operating environment and the flexibility to take advantage of good opportunities for long-term growth.   We expect to continue to upgrade our fleet at a pace that should enable us to continue growing revenues and margins but at the same time recognizes the more challenging market environment we currently face,” Chiles said.

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EST (9:00 a.m. CST) on Wednesday, February 4, 2009, to review financial results for the fiscal 2009 third quarter ended December 31, 2008.  The conference call can be accessed as follows:

Via Webcast:
▪	Visit Bristow Group’s investor relations Web page at http://www.bristowgroup.com
▪	Live: Click on the link for “Q3 2009 Bristow Group Inc. Earnings Conference Call”
▪	Replay: A replay via webcast will be available approximately one hour after the call’s completion

Via Telephone within the U.S.:
▪	Live: Dial toll free (800) 240-2430
▪	Replay: A telephone replay will be available through Wednesday, February 18, by dialing toll free (800) 405-2236, passcode: 11124864#

Via Telephone outside the U.S.:
▪	Live: Dial (303) 262-2137
▪	Replay: A telephone replay will be available through Wednesday, February 18, by dialing (303) 590-3000, passcode: 11124864#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is a leading provider of helicopter services to the worldwide offshore energy industry.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in most of the major offshore oil and gas producing regions of the world, including in the North Sea, the U.S. Gulf of Mexico, Nigeria and Australia.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding the impact of declining commodity prices, fleet upgrades, revenue and margin growth, customer demand, future operations, future liquidity and growth plans and opportunities.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008 and the annual report on Form 10-K for the fiscal year ended March 31, 2008.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2008	2007	2008
Gross revenue:
Operating revenue from non-affiliates	$222,831	$236,491	$642,598	$726,151
Operating revenue from affiliates	13,633	16,792	38,588	52,492
Reimbursable revenue from non-affiliates	23,439	28,617	66,075	76,196
Reimbursable revenue from affiliates	1,617	1,087	5,218	3,959
	261,520	282,987	752,479	858,798
Operating expense:
Direct cost	169,704	176,038	475,416	551,404
Reimbursable expense	24,344	28,689	68,587	79,437
Depreciation and amortization	12,445	16,663	36,127	47,103
General and administrative	22,373	25,586	61,018	78,776
Gain on GOM Asset Sale	—	(37,780)	—	(37,780)
(Gain) loss on disposal of other assets	(4,094)	102	(3,921)	(5,865)
	224,772	209,298	637,227	713,075
Operating income	36,748	73,689	115,252	145,723

Earnings from unconsolidated affiliates, net of losses	3,725	(1,417)	11,233	8,277
Interest income	3,697	1,087	9,781	5,739
Interest expense	(6,684)	(7,603)	(16,135)	(24,500)
Other income (expense), net	989	(1,522)	1,775	2,240
Income from continuing operations before provision for income taxes and minority interest	38,475	64,234	121,906	137,479
Provision for income taxes	(12,302)	(16,106)	(40,035)	(37,020)
Minority interest	61	(535)	(392)	(2,190)
Income from continuing operations	26,234	47,593	81,479	98,269
Discontinued operations:
Income (loss) from discontinued operations before provision for income taxes	(1,429)	—	690	(379)
(Provision) benefit for income taxes on discontinued Operations	(4,657)	—	(5,399)	133
Loss from discontinued operations	(6,086)	—	(4,709)	(246)
Net income	20,148	47,593	76,770	98,023
Preferred stock dividends	(3,162)	(3,162)	(9,487)	(9,487)
Net income available to common stockholders	$16,986	$44,431	$67,283	$88,536

Basic earnings per common share:
Earnings from continuing operations	$0.97	$1.53	$3.03	$3.21
Loss from discontinued operations	(0.26)	—	(0.19)	(0.01)
Net earnings	$0.71	$1.53	$2.84	$3.20

Diluted earnings per common share:
Earnings from continuing operations	$0.86	$1.34	$2.68	$2.87
Loss from discontinued operations	(0.20)	—	(0.16)	(0.01)
Net earnings	$0.66	$1.34	$2.52	$2.86

Weighted average number of common shares
outstanding:
Basic	23,812	29,101	23,728	27,635
Diluted	30,527	35,628	30,450	34,185

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2008	2008
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$290,050	$364,653
Accounts receivable from non-affiliates	204,599	182,061
Accounts receivable from affiliates	11,316	29,151
Inventories	176,239	158,340
Prepaid expenses and other	24,177	18,813
Total current assets	706,381	753,018
Investment in unconsolidated affiliates	52,467	18,927
Property and equipment – at cost:
Land and buildings	60,056	60,539
Aircraft and equipment	1,428,996	1,744,990
	1,489,052	1,805,529
Less – Accumulated depreciation and amortization	(316,514)	(300,413)
	1,172,538	1,505,116
Goodwill	15,676	37,138
Other assets	30,293	29,452
	$1,977,355	$2,343,651

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$49,650	$52,352
Accrued wages, benefits and related taxes	35,523	39,357
Income taxes payable	5,862	13,740
Other accrued taxes	1,589	2,194
Deferred revenues	15,415	17,736
Accrued maintenance and repairs	13,250	14,613
Accrued interest	5,656	8,614
Other accrued liabilities	22,235	19,945
Deferred taxes	9,238	7,236
Short-term borrowings and current maturities of long-term debt	6,541	6,014
Total current liabilities	164,959	181,801
Long-term debt, less current maturities	599,677	741,301
Accrued pension liabilities	134,156	94,421
Other liabilities and deferred credits	14,805	14,830
Deferred taxes	91,747	106,208
Minority interest	4,570	11,098
Commitments and contingencies
Stockholders’ investment:
5.50% mandatory convertible preferred stock	222,554	222,554
Common stock	239	291
Additional paid-in capital	186,390	418,852
Retained earnings	606,931	696,722
Accumulated other comprehensive loss	(48,673)	(144,427)
	967,441	1,193,992
	$1,977,355	$2,343,651

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)
	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2007	2008	2007	2008
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
U.S. Gulf of Mexico	33,431	25,553	107,920	98,083
Arctic	1,227	1,279	6,632	7,411
Latin America	10,417	15,228	32,594	36,758
Europe	11,625	13,241	33,940	33,812
West Africa	9,824	9,884	28,609	29,129
Southeast Asia	4,590	4,500	11,578	14,223
Other International	2,120	1,942	6,844	5,818
Consolidated total	73,234	71,627	228,117	225,234

Gross revenue:
U.S. Gulf of Mexico	$53,259	$53,695	$164,635	$177,695
Arctic	2,570	3,005	12,217	14,088
Latin America	16,476	20,707	49,463	59,964
WH Centralized Operations	1,438	3,134	3,413	8,303
Europe	95,100	102,477	271,916	296,210
West Africa	46,287	50,478	125,369	140,788
Southeast Asia	29,918	28,882	76,268	99,143
Other International	11,874	13,223	35,375	40,459
EH Centralized Operations	5,239	7,625	17,375	24,590
Bristow Academy	3,969	5,563	10,216	17,286
Intrasegment eliminations	(4,647)	(5,802)	(13,805)	(19,756)
Corporate	37	—	37	28
Consolidated total	$261,520	$282,987	$752,479	$858,798

Operating income:
U.S. Gulf of Mexico	$8,122	$8,721	$26,901	$24,973
Arctic	(72)	184	2,043	2,603
Latin America	3,828	6,141	11,413	17,169
WH Centralized Operations	(871)	(2,509)	491	(2,281)
Europe	20,695	16,340	57,165	55,785
West Africa	7,019	13,167	25,308	27,707
Southeast Asia	6,476	5,094	15,710	10,344
Other International	712	3,135	4,758	5,910
EH Centralized Operations	(6,404)	(6,461)	(13,930)	(18,849)
Bristow Academy	(130)	(168)	(612)	219
Gain on GOM Asset Sale	—	37,780	—	37,780
Gain (loss) on disposal of other assets	4,094	(102)	3,921	5,865
Corporate	(6,721)	(7,633)	(17,916)	(21,502)
Consolidated total	$36,748	$73,689	$115,252	$145,723

Operating margin:
U.S. Gulf of Mexico	15.3%	16.2%	16.3%	14.1%
Arctic	(2.8)%	6.1%	16.7%	18.5%
Latin America	23.2%	29.7%	23.1%	28.6%
Europe	21.8%	15.9%	21.0%	18.8%
West Africa	15.2%	26.1%	20.2%	19.7%
Southeast Asia	21.6%	17.6%	20.6%	10.4%
Other International	6.0%	23.7%	13.5%	14.6%
Bristow Academy	(3.3)%	(3.0)%	(6.0)%	1.3%
Consolidated total	14.1%	26.0%	15.3%	17.0%

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